Exhibit 99.1

Federal Trust Corporation Announces Opening of Port Orange Branch

SANFORD, Fla., July 12 /PRNewswire-FirstCall/ -- James V. Suskiewich, Chairman and Chief Executive Officer of Federal Trust Corporation, announced today that Federal Trust Bank has opened its eighth branch office at 3880 S. Nova Road, Port Orange, Florida. Sandra Meares has been named manager of the new branch office.

“We are very excited about our new branch that provides the Bank with a prime location in Eastern Volusia County,” stated Mr. Suskiewich. “The Port Orange office is our second new branch office opened in 2006. The Nova Road branch is a prime location in Port Orange and will enhance our Volusia County market presence and support our existing New Smyrna Beach branch. In addition, we are finalizing our plans for another Volusia County branch in Edgewater, to the south of New Smyrna Beach. Chairman Suskiewich concluded in saying, “Our Eustis branch in Lake County is nearing completion and we expect to begin construction on our Palm Coast branch in Flagler County before the end of 2006. It’s clear that our branch expansion strategy is on schedule.”

Federal Trust Corporation is a unitary thrift holding company and is the parent company of Federal Trust Bank, a $738 million federally-chartered, FDIC-insured savings bank. Federal Trust Bank operates from eight full- service offices in Florida that are located in Seminole, Volusia and Orange Counties. The Executive and Administrative Offices of the Company are located in Sanford, Florida.

Federal Trust Corporation’s common stock is traded on the American Stock Exchange under the symbol “FDT.” At July 11, 2006, the closing price was$10.90 per share.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward- looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Federal Trust Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Federal Trust Corporation’s financial performance and could cause actual results for fiscal 2006 and beyond to differ materially from those expressed or implied in such forward-looking statements. Federal Trust Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

For further information regarding Federal Trust Corporation, please read the Federal Trust Corporation reports filed with the SEC and available at http://www.sec.gov . Press Releases and other information about Federal Trust Corporation can be found on PR Newswire at http://www.prnewswire.com or at Federal Trust’s website at http://www.federaltrust.com .

For more information, contact: Marcia Zdanys,

Corporate Secretary/Investor Relations
(407) 323-1833

SOURCE  Federal Trust Corporation
          -0-                                                                      07/12/2006
          /CONTACT:    Marcia Zdanys, Corporate Secretary, Investor Relations, Federal Trust Corporation, +1-407-323-1833/
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          (FDT)